EXHIBIT (P)(1)
                                 CODE OF ETHICS


SECTION I   STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

         This Code of Ethics (the "Code") has been adopted by each of TD Waterhouse Trust (the "Trust"), TD Waterhouse Family of Funds, Inc. ("TD WFF"), National Investors Cash Management Fund, Inc. ("NICM") and TD Waterhouse Asset Management, Inc. ("TD WAM"), the investment manager of each Fund (defined below), in compliance with Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Funds may abuse their fiduciary duties to the Funds, and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

         The Code is based on the principle that the directors/trustees of each Fund, and the directors, officers and employees of TD WAM, as well as the personnel of the Fund's distributor, Funds Distributor, Inc. (the "Distributor"), who provide services to the Fund, owe a fiduciary duty to the Fund to conduct their personal securities transactions in a manner that does not interfere with the Fund's transactions or otherwise take unfair advantage of their relationship with the Fund. All such directors, trustees, officers, employees and personnel of the Funds, TD WAM and its affiliates and the Distributor ("Fund Personnel") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them. Fund Personnel affiliated with TD WAM and its affiliates and the Distributor are, in addition, expected to comply with the provisions of the codes of ethics that have been adopted by their respective organizations.

         Technical compliance with the Code will not automatically insulate any Fund Personnel from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Fund. Accordingly, all Fund Personnel must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Fund and its shareholders. In sum, all Fund Personnel shall place the interests of the Fund before their own personal interests.

         The provisions of this Code reflect the fact that the Distributor has adopted its own code of ethics to govern the personal securities transactions of its personnel. Thus, the only persons subject to the prohibited transaction and reporting provisions of this Code (Sections IV and VI) are the directors/trustees and officers of the Funds and the directors, officers and employees of TD WAM and its affiliates. Officers of the Funds who also serve as officers or employees of the Distributor shall be required to comply with the Distributor's code of ethics, a current copy of which shall be provided to the Funds as required hereunder and approved by the boards of directors/trustees of the Funds in accordance with Rule 17j-1, and compliance therewith shall be deemed to be compliance herewith. The compliance officer for the Distributor shall make periodic reports to the Compliance Officer of the Funds with respect to the compliance by such officers with the Code of Ethics and reports to the board of directors/trustees of the Funds as required by Rule 17j-1.

         All Access Persons (defined below) must read and retain this Code of Ethics, however, and should recognize that he or she is subject to the provisions of Sections I, II, III, and VII hereof.

SECTION II DEFINITIONS

     (A) "Access Person" means any director, trustee, officer, or Advisory Person (as defined below) of a Fund or TD WAM, except for any director, trustee or officer of a Fund who is also an officer, director or employee of the Distributor.

     (B) An "Advisory Person" of a Fund or of TD WAM means: (i) any employee of a Fund or TD WAM and its affiliates, or any company in a control relationship to the Fund or TD WAM and its affiliates, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Covered Security by the Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or TD WAM and its affiliates who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of any Covered Security by the Fund.

     (C) "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act") in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.

     (D)  "Compliance Officer" means the chief compliance officer of TD WAM.

     (E) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     (F) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, to wit: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          "Covered Security" does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the Act. References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

     (G) "Fund" means each of the Trust, TD WFF, NICM, and each of their respective series.

     (H) "Independent Director" means a director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

     (I) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     (J) "Investment Personnel" of a Fund or TD WAM means: (i) any employee of the Fund or TD WAM (or of any company in a control relationship to the Fund or TD WAM) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or TD WAM and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (K) "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

     (L) "Security Held or to be Acquired" by a Fund means: (i) any Covered Security which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or TD WAM for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this Section II(K)(i).

     (M) "17j-1 Organization" means the Fund or TD WAM, as the context requires.

SECTION III    OBJECTIVE AND GENERAL PROHIBITIONS

         Although certain provisions of this Code apply only to Access Persons or Investment Personnel, all Fund Personnel must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Section I above, this Section III and Section VII. Therefore, Fund Personnel may not engage in any investment transaction under circumstances in which the Fund Personnel benefits from or interferes with the purchase or sale of investments by the Fund. In addition, Fund Personnel may not use information concerning the investments or investment intentions of the Fund, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Fund.

         Fund Personnel may not engage in conduct that is deceitful, fraudulent or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of investments by a Fund. In this regard, Fund Personnel should recognize that Rule 17j-1 makes it unlawful for any affiliated person or principal underwriter of a Fund, or any affiliated person of an investment adviser or principal underwriter for a Fund, directly or indirectly, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund to:

               (i)  employ any device, scheme or artifice to defraud the Fund;

              (ii) make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

             (iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

              (iv) engage in any manipulative practice with respect to the Fund.

         Fund Personnel should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by
Section IX below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV   PROHIBITED TRANSACTIONS

     (A) (1) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Fund has purchased or sold the Covered Security within the last 15 calendar days, or is purchasing or selling or intends to purchase or sell the Covered Security in the next 15 calendar days; or (2) TD WAM and its affiliates have within the last 15 calendar days considered purchasing or selling the Covered Security for the Fund or within the next 15 calendar days intend to consider purchasing or selling the Covered Security for the Fund, unless such Access Person:

          (i) obtains advance clearance of such transaction pursuant to Section V; and

          (ii) reports to the 17j-1  Organization  the information  described in
               Section VI of this Code.

          (2) Without limiting the generality of the foregoing, Investment Personnel of a Fund or TD WAM must obtain approval from the Fund or TD WAM, as the case may be, before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.

     (B) The prohibitions of this Section IV(A)(1) and the pre-clearance requirements of Section V do not apply to:

          (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (this exception does not apply, however, to optional cash purchases pursuant to a DRIP);

          (2) Purchases of rights issued by an issuer pro rata to all holders of a class of its securities, if such rights were acquired from such issuer, and the exercise of such rights;

          (3) Transactions in futures contracts on U.S. Treasury obligations (and related options) effected on a U.S. commodities exchange;

          (4) Involuntary (i.e., non-volitional) purchases and sales of Covered Securities;

          (5) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; and

          (6) Purchases or sales of Covered Securities that are not eligible for purchase or sale by the respective Fund.

     (C) Notwithstanding anything to the contrary contained herein, the prohibitions of Section IV(A)(1) and the pre-clearance requirements of
          Section V shall not apply to (i) Covered Securities that comprise the Dow Jones Industrial AverageSM or any other broad-based market index that one or more Funds seeks to replicate, or (ii) Covered Securities purchased or sold, or considered for purchase or sale, by a Fund which is managed by an investment sub-adviser other than TD WAM.

SECTION V         PRE-CLEARANCE PROCEDURES

         (A)      From Whom Obtained.
                  ------------------

                  Pre-clearance of a personal transaction in a Covered Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or General Counsel of TD WAM or, if either is unavailable, a director of TD WAM. Each of these persons is referred to in this Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

         (B)      Time of Clearance.
                  -----------------

                  (1) Access Persons may pre-clear trades only in cases where they have a present intention to effect a transaction in the Covered Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Covered Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Covered Security.

                  (2) Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

         (C)      Form.
                  ----

                  Clearance must be obtained in writing by completing and signing the form provided for that purpose by the 17j-1 Organization, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. If an Access Person is requesting approval to purchase or sell a Covered Security that is owned by a Fund and such Access Person has responsibility regarding the determination by TD WAM of securities to be purchased or sold for such Fund, the Access Person must inform the Clearing Officer of that fact at the time approval to purchase or sell the Covered Security is sought.

         (D)      Filing.
                  ------

                  A copy of all completed clearance forms, with the required signatures, shall be retained by the Compliance Officer.

         (E)      Factors Considered in Clearance of Personal Transactions.
                  --------------------------------------------------------

                  A Clearing Officer may refuse to grant clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether to clear a proposed transaction:

                  (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Covered Security; and

                  (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Fund; and

                  (3) Whether the transaction is likely to affect the Fund adversely.

         (F)      Monitoring of Personal Transactions After Clearance.
                  ---------------------------------------------------

                  After clearance is given to an Access Person, the Compliance Officer shall monitor the Access Person's transactions to ascertain whether the cleared transaction was executed within 24 hours, whether it was executed in the specified amounts and what other securities transactions, if any, the Access Person executed.

SECTION VI        REPORTS BY ACCESS PERSONS

         (A)      Personal Securities Holdings Reports.
                  ------------------------------------

                  All Access Persons shall within 10 days of the date on which they become Access Persons, and thereafter, within 30 days after the end of each calendar year, disclose the title, number of shares and principal amount of all Covered Securities in which they have a Beneficial Interest as of the date the person became an Access Person, in the case of such person's initial report, and as of the last day of the year, as to annual reports. Such report is hereinafter called a "Personal Securities Holdings Report." Each Personal Securities Holdings Report must also disclose the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person or as of the last day of the year, as the case may be. Each Personal Securities Holdings Report shall state the date it is being submitted.

         (B)      Quarterly Transaction Reports.
                  -----------------------------

                  Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the
                  Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of a direct or indirect Beneficial Interest in any Covered Security. Such report is hereinafter called a "Quarterly Securities Transaction Report."

                  A Quarterly Securities Transaction Report shall be on a form approved by the Compliance Officer and must contain the following information with respect to each reportable transaction:

                    (1) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                    (2) Title, interest rate and maturity date (if applicable), number of shares or principal amount of each Covered Security and the price at which the transaction was effected;

                    (3) Name of the broker, dealer or bank with or through whom the transaction was effected; and

                    (4)  The date the report is submitted by the Access Person.

     (C) Notwithstanding the reporting requirements set forth in this Section VI, an Independent Director is not required to file a Personal Securities Holding Report upon becoming a director/trustee of a Fund or an Annual Personal Securities Holding Report. An Independent Director also need not file a Quarterly Securities Transaction Report unless such Director knew or, in the ordinary course of fulfilling his or her official duties as a Director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the Director such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or TD WAM for purchase or sale by the Fund.

     (D)  Access Persons of TD WAM and the Distributor.
          --------------------------------------------

          An Access Person of TD WAM or the Distributor need not make a Quarterly Transaction Report if all of the information in the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or
          (13) under the Investment Advisers Act of 1940, as amended. Access Persons of the Fund who are required to submit reports under the Distributor's code of ethics shall provide such reports to the Distributor's compliance officer.

     (E)  Brokerage Accounts and Statements.
          ----------------------------------

          Access Persons, except Independent Directors, shall:

          (1) identify all securities brokerage and commodities trading accounts in which they trade or hold Securities in which they have a Beneficial Interest ("Accounts") at the time they become an Access Person and, thereafter, identify any new account and the date the Account was established within 10 days after the end of the quarter during which such new Account was established. This information shall be included on the appropriate Quarterly Securities Transaction Report.

          (2) instruct the brokers for their Accounts to provide duplicate account statements to the Compliance Officer.

          (3) on an annual basis, certify that they have complied with the requirements of (1) and (2) above.

     (F)  Form of Reports.
          ---------------

          A Quarterly Securities Transaction Report may consist of broker statements or other statements that provide a list of all personal Covered Securities holdings and transactions in the time period covered by the report and contain the information required in a Quarterly Securities Transaction Report.

     (G)  Responsibility to Report.
          -------------------------

          It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section VI. Any effort by the Funds, or by TD WAM and its affiliates, to facilitate the reporting process does not change or alter that responsibility. A person need not make a report hereunder with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

     (H)  Where to File Reports.
          ----------------------

          All Quarterly Securities Transaction Reports and Personal Securities Holdings Reports must be filed with the Compliance Officer.

     (I)  Disclaimers.
          -----------

          Any report required by this Section VI may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

SECTION VII       ADDITIONAL PROHIBITIONS

         (A)      Confidentiality of Fund Transactions.
                  ------------------------------------

                  Until disclosed in a public report to shareholders or to the Securities and Exchange Commission in the normal course, all information concerning the securities "being considered for purchase or sale" by a Fund shall be kept confidential by all Fund Personnel and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the directors/trustees of the Fund.

         (B)      Outside Business Activities and Directorships.
                  ---------------------------------------------

                  Access Persons may not engage in any outside business activities that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Funds. Similarly, no such outside business activities may be inconsistent with the interests of the Funds. Access Persons who are directors, officers or employees of TD WAM and its affiliates may not serve as directors of any public or private company, except with the prior approval of the Compliance Officer. All directorships held by such Access Persons shall be reported to the Compliance Officer.

         (C)      Gratuities.
                  ----------

                  Fund Personnel shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise of more than nominal value from any person, firm, corporation, association or other entity other than such person's employer that does business, or proposes to do business, with the Fund.

SECTION VIII      ANNUAL CERTIFICATION

         (A)      Access Persons.
                  --------------

                  Access persons who are directors, officers or employees of TD WAM and its affiliates shall be required to certify annually that they have read this Code and that they understand it and recognize that they are subject to it. Further, such Access Persons shall be required to certify annually that they have complied with the requirements of this Code.

         (B)      Organizations.
                  -------------

                  No less frequently than annually, each Fund, TD WAM and the Distributor must furnish to the respective Fund's board of directors/trustees, and the board must consider, a written report that: (A) describes any issues arising under this Code of Ethics or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (B) certifies that the Fund, TD WAM or the
                  Distributor,   as   applicable,   has   adopted   procedures
                  reasonably   necessary  to  prevent   Access   Persons  from
                  violating the Code.

SECTION IX        SANCTIONS

         Any violation of this Code shall be subject to the imposition of such sanctions by the 17j-1 Organization as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. The sanctions to be imposed shall be determined by the board of directors/trustees, including a majority of the Independent Directors, provided, however, that with respect to violations by persons who are directors, officers or employees of TD WAM and its affiliates (or of a company that controls TD WAM and its affiliates), the sanctions to be imposed shall be determined by TD WAM and its affiliates (or the controlling person thereof). Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person.

SECTION X         ADMINISTRATION AND CONSTRUCTION

          (A) The administration of this Code shall be the responsibility of the Compliance Officer.

          (B)  The duties of the Compliance Officer are as follows:

               (1) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are officers or employees of TD WAM and its affiliates or of any company that controls TD WAM and its affiliates, and informing all Access Persons of their reporting obligations hereunder;

               (2) On an annual basis, providing all Fund Personnel a copy of this Code and informing such persons of their duties and obligations hereunder;

               (3) Maintaining or supervising the maintenance of all records and reports required by this Code;

               (4) Preparing listings of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Securities Transaction Reports and reviewing such transactions against a listing of all transactions effected by the Fund;


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               (5)  Issuance either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1 and this Code;

               (6) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the board of directors/trustees of the Fund;

               (7) Submission of a report to the board of directors/trustees of the Fund, no less frequently than annually, a written report that describes any issues arising under the Code since the last such report, including but not limited to the information described in Section VIII(B); and

               (8) Review of the administration of the code of ethics adopted by the Distributor and make requests for such reports and information as may be necessary to assist the board of directors/trustees in monitoring compliance by the Distributor, and its directors, officers and employees with Rule 17j-1 and with its codes of ethics.

          (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place at the principal place of business, the following records:

               (1) A copy of all codes of ethics adopted by the Fund or TD WAM and its affiliates, as the case may be, pursuant to Rule 17j-1 that have been in effect at any time during the past five (5) years;

               (2) A record of each violation of such codes of ethics and of any action taken as a result of such violation for at least five (5) years after the end of the fiscal year in which the violation occurs;

               (3) A copy of each report made by an Access Person for at least two (2) years after the end of the fiscal year in which the report is made, and for an additional three (3) years in a place that need not be easily accessible;

               (4) A copy of each report made by the Compliance Officer to the board of directors/trustees for two (2) years from the end of the fiscal year of the Fund in which such report is made or issued and for an additional three (3) years in a place that need not be easily accessible;

               (5) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics, or who are or were responsible for reviewing such reports;

               (6) A copy of each report required by Section VIII(B) for at least two (2) years after the end of the fiscal year in which it is made, and for an additional three (3) years in a place that need not be easily accessible; and


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

               (7) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or Limited Offering for at least five (5) years after the end of the fiscal year in which the approval is granted.

         (D) This Code may not be amended or modified except in a written form that is specifically approved by majority vote of the Independent Directors.


         This Code of Ethics initially was adopted and approved by the Board of Directors/Trustees of each Fund, including a majority of the Independent Directors, at a meeting on March 8, 2000, and then restated and amended pursuant to approval of the Board of Directors/Trustees of each Fund, including a majority of the Independent Directors at a meeting on June 7, 2000.


                                                 ----------------------
                                                         Secretary


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